Exhibit 99.2
CSX REPORTS STRONG SECOND QUARTER 2005 EARNINGS

     JACKSONVILLE, Fla., July 27, 2005 — CSX Corporation (NYSE: CSX) today reported its financial results for the second quarter of 2005.

·	Net earnings were $165 million, or $.73 per share, a 38 percent increase in per-share earnings from the quarter a year ago. The 2005 results included after-tax debt repurchase expenses of $123 million, or $.54 per share, partially offset by a state income tax benefit of $71 million, or $.31 per share, for a net decrease of $.23 per share in the quarter.
·	Surface Transportation revenue increased more than 8 percent to $2.2 billion, producing the 13th consecutive quarter of year-over-year growth.
·	Surface Transportation produced record operating income of $422 million, an increase of $142 million over last year’s quarter.
           “This was our sixth consecutive quarter of core earnings growth,” said Michael J. Ward, CSX Corporation chairman, president and chief executive officer. “It was also the second consecutive quarter of record operating income in Surface Transportation, reflecting overall strength in our markets and an increased focus on productivity.
      “In the foreseeable future, we expect a continuation of favorable economic conditions, industry growth and a strong pricing environment. At the same time, CSX is taking the necessary steps to improve service for our customers and drive long-term growth for our shareholders.”
      Surface Transportation revenue was $2.2 billion, increasing $169 million from the same quarter last year. This improvement was led by strength in the coal and merchandise markets, which produced 22 percent and 7 percent year- over-year revenue gains, respectively. Revenue also included $17 million from a rate case settlement.
      Surface Transportation operating income of $422 million compares to $280 million in the second quarter of 2004, a period that included a $15 million management restructuring charge. On a comparable basis, Surface Transportation operating income increased by $127 million, up 43 percent.
      Also in the quarter, CSX repurchased $1 billion of its debt, which strengthened the company’s balance sheet, reduced its interest expense going forward, and improved its credit profile. This resulted in a $123 million after-tax expense, primarily reflecting the increase in current market value of the repurchased debt above the original issue value.
      The State of Ohio enacted legislation to repeal its Corporate Franchise Tax, which was based on federal taxable income. This resulted in an income tax benefit of $71 million in the quarter. In addition, other income was up $25 million versus the prior year due to higher real estate sales and interest income.
      CSX’s detailed financial information is contained in its Quarterly Flash document, which will be posted on www.csx.com, and filed on Form 8-K with the Securities and Exchange Commission.
      CSX executives will provide additional perspective on the company and future opportunities at its previously announced Investors and Financial Analysts Conference at the New York Stock Exchange on August 11, 2005. For more information on this event, visit www.csx.com. and click on “Investors”.
      CSX Corporation, based in Jacksonville, Fla., owns companies providing rail, intermodal and rail-to-truck transload services that are among the nation’s leading transportation companies, connecting 70 river, ocean and lake ports, as well as more than 230 shortline railroads. Its principal operating company, CSX Transportation Inc., operates the largest railroad in the eastern United States with a 22,000-mile rail network linking commercial markets in 23 states, the District of Columbia, and two Canadian provinces. CSX Intermodal Inc. is a stand-alone integrated intermodal company serving customers with its own truck and terminal operations plus a dedicated domestic container fleet. More information about CSX Corporation and its subsidiaries is available at the company’s website, www.csx.com.
     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
      Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.
500 Water Street
15th Floor, C900
Jacksonville, FL 32202
http://www.csx.com
Contact:
Investor Relations
   David Baggs
   (904 359-4812
Media
   Misty Skipper
   (904) 366-2949

The accompanying unaudited financial information should be read in conjunction with the Company’s 2004 Annual Report on Form 10-K, 2005 Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED STATEMENT OF EARNINGS
(Millions of Dollars, Except Per Share Amounts)

		(Unaudited)
		Quarters Ended			Six Months Ended
		July 1,	June 25,	$ Change	July 1,	June 25,	$ Change
		2005	2004	Incr (Decr)	2005	2004	Incr (Decr)

Revenue	Surface Transportation Revenue	$2,166	$1,997	$169	$4,274	$3,917	$357
and Expense	Surface Transportation Expense
	Labor and Fringe	706	664	42	1,400	1,341	59
	Materials, Supplies and Other	439	434	5	909	858	51
	Depreciation	203	157	46	406	317	89
	Fuel	176	151	25	355	305	50
	Building and Equipment Rent	137	144	(7)	272	284	(12)
	Inland Transportation	64	70	(6)	120	144	(24)
	Conrail Rents, Fees and Services	19	82	(63)	39	169	(130)
	Restructuring Charge (Note a)	—	15	(15)	—	68	(68)

	Total Surface Transportation Expense	1,744	1,717	27	3,501	3,486	15

	Surface Transportation Operating Income	422	280	142	773	431	342
	Other Operating Income	9	2	7	12	3	9

	Consolidated Operating Income	431	282	149	785	434	351
	Other Income	30	5	25	28	1	27
	Debt Repurchase Expense (Note b)	(192)	—	192	(192)	—	192
	Interest Expense	110	109	1	224	217	7

	Earnings From Continuing Operations Before Income Taxes	159	178	(19)	397	218	179
	Income Tax (Benefit) Expense (Note c)	(6)	60	(66)	78	73	5

	Earnings From Continuing Operations	165	118	47	319	145	174
	Discontinued Operations — Net of Tax (Note d)	—	1	(1)	425	4	421

	Net Earnings	$165	$119	$46	$744	$149	$595

Per Common	Earnings Per Share, Assuming Dilution:
Share	Earnings From Continuing Operations	$0.73	$0.53	$0.20	$1.41	$0.66	$0.75
	Discontinued Operations	—	—	—	1.88	0.01	1.87

	Net Earnings	$0.73	$0.53	$0.20	$3.29	$0.67	$2.62

	Average Diluted Common Shares Outstanding (Thousands)	227,453	224,877		226,850	224,879

	Cash Dividends Paid Per Common Share	$0.10	$0.10		$0.20	$0.20

See accompanying Notes to Consolidated Financial Statements on page 4.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

		(Unaudited)
		July 1,	Dec. 31,
		2005	2004

Assets	Cash, Cash Equivalents and Short-term Investments	$513	$859
	Current Assets	1,691	1,485
	International Terminals Assets Held for Sale	—	643
	Properties — Net	19,881	19,945
	Affiliates and Other Companies	893	870
	Other Long-term Assets	772	804

	Total Assets	$23,750	$24,606

Liabilities and	Current Maturities of Long-term Debt	618	$983
Shareholders’ Equity	Other Current Liabilities	1,891	1,948
	International Terminals Liabilities Held for Sale	—	386
	Long-term Debt	5,399	6,234
	Deferred Income Taxes	6,006	5,979
	Other Long-term Liabilities	2,219	2,265
	Shareholders’ Equity	7,617	6,811

	Total Liabilities and Shareholders’ Equity	$23,750	$24,606

CONSOLIDATED CASH FLOW STATEMENTS

(Dollars in Millions)

		(Unaudited)
		Six Months Ended
		July 1,	June 25,
		2005	2004

Operating Activities	Net Earnings	$744	$149
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	418	332
	Deferred Income Taxes	(51)	67
	Gain on Sale of International Terminals — Net of Tax (Note d)	(428)	—
	Restructuring Charge	—	74
	Working Capital and Other Operating Activities	(354)	(103)

	Net Cash Provided by Operating Activities	329	519

Investing Activities	Property Additions	(381)	(484)
	Net Proceeds from Sale of International Terminals	1,000	—
	Short-term Investments — Net	103	(75)
	Other Investing Activities	1	(37)

	Net Cash Provided by (Used by) Investing Activities	723	(596)

Financing Activities	Debt — Net	(1,284)	385
	Dividends Paid	(44)	(43)
	Other Financing Activities	55	3

	Net Cash (Used by) Provided by Financing Activities	(1,273)	345

Cash, Cash Equivalents and Short-term Investments	Net (Decrease) Increase in Cash and Cash Equivalents	(221)	268
	Cash and Cash Equivalents at Beginning of Period	522	296

	Cash and Cash Equivalents at End of Period	301	564
	Short-term Investments at End of Period	212	164

	Cash, Cash Equivalents and Short-term Investments at End of Period	$513	$728

See accompanying Notes to Consolidated Financial Statements on page 4.

CSX Corporation and Subsidiaries	Quarterly Flash

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Prior periods have been reclassified to conform to the current year presentation.
The Consolidated Balance Sheets and Cash Flow Statements have been summarized for this presentation. All statements should be read in conjunction with the Company’s Quarterly Report to be filed on Form 10-Q.
(a)	In the second quarter and six months of 2004, the Company recorded $15 million pretax and $68 million pretax, respectively, for separation expenses related to the management restructuring announced in November 2003 at the Company’s Surface Transportation units. Earnings per share was negatively impacted in the second quarter and six months of 2004 by $.04 and $.19, respectively.
(b)	In the second quarter of 2005, CSX repurchased $1 billion of outstanding debt. CSX recognized $192 million of costs to repurchase the debt, which primarily reflects the increase in current market value above original issue value. Earnings per share decreased $.54 as a result of this transaction.
(c)	In the second quarter of 2005, Ohio enacted legislation to gradually eliminate its corporate franchise tax. This legislative change resulted in an income tax benefit of $71 million and an earnings per share increase of $.31 associated with eliminating deferred income tax liabilities.
(d)	In the first quarter of 2005, CSX sold its International Terminals business for closing cash consideration of $1.142 billion, subject to final working capital and long-term debt adjustments that have yet to be determined. CSX recognized income of $683 million pretax, $428 million after tax, as a result of the sale. Also included in Discontinued Operations is the after-tax loss on operations of the International Terminals business of $3 million for the first quarter of 2005. Earnings per share increased $1.88 as a result of this transaction.

CSX Corporation and Subsidiaries	Quarterly Flash

BUSINESS SEGMENTS (Unaudited) (a)
(Dollars in Millions)
Quarters Ended July 1, 2005, and June 25, 2004

					Surface
	Rail		Intermodal		Transportation		Other(b)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$1,836	$1,672	$330	$325	$2,166	$1,997	$—	$—	$2,166	$1,997
Operating Expense
Labor and Fringe	687	646	19	18	706	664	1	1	707	665
Materials, Supplies and Other	394	382	45	52	439	434	(1)	1	438	435
Depreciation	193	148	10	9	203	157	2	2	205	159
Fuel	176	151	—	—	176	151	—	—	176	151
Building and Equipment Rent	104	103	33	41	137	144	(10)	(4)	127	140
Inland Transportation	(104)	(103)	168	173	64	70	—	—	64	70
Conrail Rents, Fees and Services	19	82	—	—	19	82	—	—	19	82
Restructuring Charge	—	14	—	1	—	15	—	—	—	15
Miscellaneous	—	—	—	—	—	—	(1)	(2)	(1)	(2)

Total Operating Expense	1,469	1,423	275	294	1,744	1,717	(9)	(2)	1,735	1,715

Operating Income	$367	$249	$55	$31	$422	$280	$9	$2	$431	$282

Operating Ratio	80.0%	85.1%	83.3%	90.5%	80.5%	86.0%

Six Months Ended July 1, 2005, and June 25, 2004

					Surface
	Rail		Intermodal		Transportation		Other(b)		Total
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating Revenue	$3,615	$3,277	$659	$640	$4,274	$3,917	$—	$—	$4,274	$3,917
Operating Expense
Labor and Fringe	1,361	1,304	39	37	1,400	1,341	3	2	1,403	1,343
Materials, Supplies and Other	812	755	97	103	909	858	(2)	1	907	859
Depreciation	386	298	20	19	406	317	4	4	410	321
Fuel	355	305	—	—	355	305	—	—	355	305
Building and Equipment Rent	205	205	67	79	272	284	(13)	(7)	259	277
Inland Transportation	(209)	(204)	329	348	120	144	—	—	120	144
Conrail Rents, Fees and Services	39	169	—	—	39	169	—	—	39	169
Restructuring Charge	—	64	—	4	—	68	—	—	—	68
Miscellaneous	—	—	—	—	—	—	(4)	(3)	(4)	(3)

Total Operating Expense	2,949	2,896	552	590	3,501	3,486	(12)	(3)	3,489	3,483

Operating Income	$666	$381	$107	$50	$773	$431	$12	$3	$785	$434

Operating Ratio	81.6%	88.4%	83.8%	92.2%	81.9%	89.0%

(a)	Prior periods have been reclassified to conform to the current year presentation.

(b)	Other includes the gain amortization on the CSX Lines conveyance, net sub-lease income from assets formerly included in the Marine Services segment, and other items.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Loads (Thousands); Revenue (Dollars in Millions)

	Second Quarter Loads			Second Quarter Revenue
	2005	2004	% Change	2005	2004	% Change
Merchandise
Phosphates and Fertilizers	117	121	(3)%	$91	$88	3%
Metals	92	95	(3)	140	125	12
Forest Products	113	115	(2)	181	166	9
Food and Consumer	63	61	3	109	92	18
Agricultural Products	87	89	(2)	133	127	5
Chemicals	135	140	(4)	270	264	2
Emerging Markets	136	134	1	137	129	6

Total Merchandise	743	755	(2)	1,061	991	7

Automotive	124	135	(8)	211	220	(4)

Coal, Coke and Iron Ore
Coal	438	410	7	519	426	22
Coke and Iron Ore	21	17	24	22	16	38

Total Coal, Coke and Iron Ore	459	427	7	541	442	22

Other	—	—	—	23	19	21

Total Rail	1,326	1,317	1	1,836	1,672	10

Intermodal
Domestic	223	267	(16)	185	199	(7)
International	320	322	(1)	124	124	-
Other	—	—	—	21	2	NM

Total Intermodal	543	589	(8)	330	325	2

Total Surface Transportation	1,869	1,906	(2)%	$2,166	$1,997	8%

	Six Months Loads			Six Months Revenue
	2005	2004	% Change	2005	2004	% Change
Merchandise
Phosphates and Fertilizers	234	241	(3)%	$181	$177	2%
Metals	185	189	(2)	278	244	14
Forest Products	226	229	(1)	357	325	10
Food and Consumer	126	120	5	213	179	19
Agricultural Products	179	181	(1)	270	258	5
Chemicals	275	279	(1)	546	520	5
Emerging Markets	251	246	2	254	246	3

Total Merchandise	1,476	1,485	(1)	2,099	1,949	8

Automotive	249	260	(4)	419	422	(1)

Coal, Coke and Iron Ore
Coal	875	813	8	1,001	831	20
Coke and Iron Ore	42	34	24	46	33	39

Total Coal, Coke and Iron Ore	917	847	8	1,047	864	21

Other	—	—	—	50	42	19

Total Rail	2,642	2,592	2	3,615	3,277	10

Intermodal
Domestic	435	521	(17)	352	391	(10)
International	636	617	3	247	241	2
Other	—	—	—	60	8	NM

Total Intermodal	1,071	1,138	(6)	659	640	3

Total Surface Transportation	3,713	3,730	—%	$4,274	$3,917	9%

NM — not meaningful

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS
REVENUE
Merchandise
Second quarter 2005 results represent the 13th consecutive quarter of year-over-year merchandise revenue growth, as well as record revenue-per-car results. All markets experienced quarter-over-quarter revenue and revenue-per-car gains as a result of continued yield management and fuel surcharge. Efforts to increase price and fuel surcharge customer coverage continue across all lines of business. CSX experienced slight volume declines in five of seven markets. However emerging markets and food and consumer, both of which include new business opportunities, delivered quarter-over-quarter volume growth.
•	Phosphates and Fertilizers — Volume fell as a result of lower rail shipments of export and domestic phosphate and potash. Reduced fertilizer application lowered domestic phosphate demand by nearly 10%. International phosphate producer inventories were at a 10-year high at the end of March, which led to lower export phosphate shipments in April and early May.
•	Metals — Overall demand was unfavorable quarter over quarter due to weakness in scrap and sheet metal resulting from high inventories in both markets. Volume was favorable quarter over quarter in semi-finished products and structural steel. Price increases coupled with asset prioritization focus resulted in revenue-per-car increases of 16%.
•	Forest Products — A quarter-over-quarter drop in newsprint demand, from conversion to electronic media and the use of lighter papers, more than offset the favorable impact from the continued strong housing market.
•	Food and Consumer — Volume was favorable quarter over quarter due to strength in the movement of transportation equipment, such as new freight cars, alcoholic beverages and canned goods. Aggressive yield management resulted in significant revenue per car increases.
•	Agricultural Products — The large corn crop harvested in 2004 continues to allow feed mills in the east to draw on local supplies, resulting in reduced traffic. Agriculture exports and ethanol shipments continued to show quarter-over-quarter strength.
•	Chemicals — Unfavorable quarter-over-quarter volume was driven by high raw materials inventories and energy prices. Reduced automotive production has unfavorably impacted raw material shipments for tires, specialty plastic and automotive glass.
•	Emerging Markets — Volume was favorable quarter over quarter due to strong demand for shipments in lime, waste and aggregates lines of business. Military shipments were down quarter over quarter due to fewer military equipment deployments.
Automotive
Volume was down 8% as vehicle production by traditional domestic manufacturers was unfavorable by 10% quarter over quarter. Overall, North American light vehicle production was unfavorable by 1% quarter over quarter. Field inventory levels were down 14 days quarter over quarter to 58 days, which remains at or slightly above target levels. Volume declines from GM permanently closing three plants served by CSX, were partially offset by rail shipments beginning at the CSX-served Montgomery, AL, Hyundai plant.
Coal, Coke and Iron Ore
Record revenue and revenue-per-car levels were achieved for the quarter. Strong demand continues across coal sub-markets, with a mild softening noted only in steel related traffic. Utility inventories remain below target levels intensifying the demand for coal shipments. The Company reached a settlement agreement in a rate case, that resulted in an additional $17 million of revenue in the second quarter of 2005.
Intermodal
•	Domestic — The Network Simplification Initiative (NSI) reduced train starts and, therefore, had an unfavorable impact on volume. Implemented in the third quarter of 2004, NSI will no longer unfavorably impact quarter over quarter comparisons of volume and revenue. Continued re-pricing and improved cargo selection coupled with tight capacity across all modes of transportation partially offset volume reduction.
•	International — Second quarter volumes remained essentially flat due to sustained focus on eliminating less profitable traffic. Price increases were offset by unfavorable traffic mix changes.
•	Other — Higher fuel surcharge rates and increased customer coverage, terminal storage charge increases and a reduction in volume refund incentives drove favorable quarter over quarter revenue comparisons.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS, Continued
EXPENSE
Labor and Fringe expenses increased $42 million in the second quarter of 2005 versus the prior year quarter. Higher incentive compensation costs are the primary driver of the higher expense as well as the effects of inflation.
Materials, Supplies and Other expenses increased $5 million quarter over quarter. The change is primarily due to inflation and increased legal fees which were mostly offset by a supplier cost reimbursement.
Depreciation increased $46 million for the second quarter of 2005, which is mainly attributable to the Conrail spin-off transaction completed in the third quarter of 2004, as assets previously leased from Conrail are now owned directly by CSX, as well as higher expenses resulting from an increase in the asset base.
Fuel increased $25 million for the quarter versus the prior year due to higher fuel prices, net of hedging benefits. Also, recoveries from last year associated with foreign line fuel billing settlements were not repeated. This was partially offset by lower volume and efficiency gains.
Building and Equipment Rent decreased $7 million for the quarter primarily due to decreased overall volume.
Inland Transportation decreased $6 million primarily due to decreased Intermodal volume related to the Network Simplification Initiative, which reduced train starts beginning in the third quarter of 2004.
Conrail Rents, Fees and Services decreased $63 million for the quarter primarily due to the Conrail spin-off transaction completed in the third quarter of 2004. This transaction decreased rents paid to Conrail, as assets previously leased from Conrail are now owned directly by CSX.
Restructuring Charge of $15 million represents the 2004 charge for separation expenses related to the management restructuring announced in November 2003 at the Company’s Surface Transportation units.

CSX Corporation and Subsidiaries	Quarterly Flash

RAIL OPERATING STATISTICS(a)

		Second Quarter			Six Months
		2005	2004	% Change	2005	2004	% Change

Coal	Domestic:
(Millions of Tons)	Utility	36.5	34.6	5%	73.3	66.5	10%
	Other	6.7	5.0	34	12.4	12.5	(1)

	Total Domestic	43.2	39.6	9	85.7	79.0	8
	Export	3.4	4.0	(15)	7.2	7.3	(1)

	Total	46.6	43.6	7	92.9	86.3	8

Revenue Ton-Miles	Merchandise	34.4	34.9	(1)	68.6	69.3	(1)
(Billions)	Automotive	2.2	2.3	(4)	4.4	4.4	-
	Coal	20.5	19.1	7	41.4	37.7	10
	Intermodal	5.1	5.8	(12)	10.2	11.2	(9)

	Total	62.2	62.1	—	124.6	122.6	2

Gross Ton-Miles(b)	Total Gross Ton-Miles	117.0	117.9	(1)	233.7	232.9	-
(Billions)

Service Measurements	FRA Personal Injury Frequency Index (Per 200,000 Man Hours)	1.86	2.22	16	1.75	2.27	23
	FRA Train Accidents Frequency (Per Million Train Miles)	3.20	4.53	29	3.98	4.78	17
	Average Velocity, All Trains (Miles Per Hour)	19.1	19.5	(2)	19.3	20.2	(4)
	Average System Dwell Time (Hours)	30.4	29.3	(4)	30.2	28.3	(7)
	Average Total Cars-On-Line	235,819	235,688	—	235,019	233,217	(1)
	On -Time Originations	47.7%	39.3%	21	48.8%	46.1%	6
	On -Time Arrivals	36.2%	34.1%	6	36.9%	40.9%	(10)
	Average Recrews (Per Day)	67	73	8%	66	66	-%

(a)	Amounts are estimated.

(b)	Amounts exclude locomotive gross ton-miles.
SURFACE TRANSPORTATION FUEL STATISTICS

	Second Quarter		Six Months
	2005	2004	2005	2004

Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	147.7	151.7	305.0	310.4
Price Per Gallon (Dollars)	$1.1905	$1.0410	$1.1643	$1.0290
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$(22.1)		$(41.3)

CSX Corporation and Subsidiaries	Quarterly Flash

OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended		Six Months Ended
	July 1,	June 25,	July 1,	June 25,
	2005	2004	2005	2004

Interest Income	$15	$5	$22	$8
Income (Loss) from Real Estate and Resort Operations	24	5	16	(2)
Minority Interest	(7)	(4)	(10)	(7)
Miscellaneous	(2)	(1)	—	2

Total	$30	$5	$28	$1

Prior periods have been reclassified to conform to the current year presentation.
EMPLOYEE COUNTS BY SEGMENT — ESTIMATED

	2005		2004
	May	Feb.	Nov.	Aug.	May	Feb.

Surface Transportation
Rail	32,005	31,243	31,967	32,123	32,184	32,022
Intermodal	1,076	1,061	1,077	1,079	1,087	1,126
Technology and Corporate	549	555	547	547	550	697

Total Surface Transportation	33,630	32,859	33,591	33,749	33,821	33,845

International Terminals	—	—	631	643	778	874

Other	1,546	1,060	1,310	1,633	1,417	1,095

Total	35,176	33,919	35,532	36,025	36,016	35,814